UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2017

e.l.f. Beauty, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37873	46-4464131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

570 10th Street

Oakland, CA 94607

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 778-7787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2017 (the “Closing Date”), e.l.f. Beauty, Inc. (the “Company”), as parent guarantor, e.l.f. Cosmetics, Inc., JA 139 Fulton Street Corp., JA 741 Retail Corp., JA Cosmetics Retail, Inc., J.A. RF, LLC and J.A. Cherry Hill, LLC, each as a borrower, Bank of Montreal, as the administrative agent, swingline lender and l/c issuer, and the lenders from time to time party thereto (collectively, the “Parties”), entered into a First Amendment to Credit Agreement (the “Amendment”), amending that certain Senior Secured Credit Agreement, dated as of December 23, 2016, by and among the Parties (the “Credit Agreement”).

Pursuant to the Amendment, borrowings under both the term loan facility (the “Term Loan Facility”) and the revolving credit facility (“Revolving Credit Facility”) under the Credit Agreement bear interest, at the borrowers’ option, at either (i) a rate per annum equal to an adjusted LIBOR rate determined by reference to the cost of funds for U.S. dollar deposits for the applicable interest period (subject to a minimum floor of 0%) plus an applicable margin ranging from 1.50% to 2.75% (amended from 2.00% to 3.50% as originally set forth in the Credit Agreement) based on the Company’s consolidated total net leverage ratio or (ii) a floating base rate plus an applicable margin ranging from 0.50% to 1.75% (amended from 1.00% to 2.50% as originally set forth in the Credit Agreement) based on the Company’s consolidated total net leverage ratio. As of the Closing Date, the applicable margin for both the Revolving Credit Facility and the Term Loan Facility was 2.75% for the adjusted LIBOR rate and 1.75% for the floating base rate.

The Amendment amends the Credit Agreement to increase the amount of the Revolving Credit Facility from $35 million to $50 million. The amount of the $165 million Term Loan Facility remains unchanged. The Amendment also amends the Credit Agreement to extend the maturity date for both the Revolving Credit Facility and the Term Loan Facility to August 25, 2022. As of the Closing Date, there were borrowings of $11.1 million and undrawn letters of credit outstanding in an amount of $0.5 million under the Revolving Credit Facility, and $160.9 million of borrowings outstanding under the Term Loan Facility.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto, and the Credit Agreement, which was filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2016, each of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Reference is made to the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.l.f. Beauty, Inc.

Date: August 28, 2017	By:	/s/ Scott K. Milsten
Scott K. Milsten
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated as of August 25, 2017, by and among e.l.f. Beauty, Inc., as parent guarantor, e.l.f. Cosmetics, Inc., JA 139 Fulton Street Corp., JA 741 Retail Corp., JA Cosmetics Retail, Inc., J.A. RF, LLC and J.A. Cherry Hill, LLC, each as a borrower, Bank of Montreal, as the administrative agent, swingline lender and l/c issuer, and the lenders from time to time party thereto